UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

TFS FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

7007 Broadway Avenue Cleveland, OH 44105

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON

February 25, 2010

This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and 2009 Annual Report to Stockholders are available at

http://www.cfpproxy.com/6196.

If you want to receive a paper copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed in this notice on or before February 16, 2010 to facilitate timely delivery.

January 11, 2010

Dear TFS Financial Corporation Stockholder:

The 2010 Annual Meeting of Stockholders of TFS Financial Corporation (the “Company”) will be held at 9:00 A.M., Eastern Standard Time on February 25, 2010 at the offices of Third Federal Savings and Loan, 7007 Broadway Avenue, Cleveland, Ohio 44105. The Annual Meeting is being held for the following purposes:

1.      To elect four directors, each to hold office for a three year term and until his successor has been duly elected and appointed;

2.      To ratify the selection of Deloitte & Touche LLP as the Company’s independent accountants for the Company’s fiscal year ending September 30, 2010; and

3.      To transact all other business that properly comes before the meeting.

The Board of Directors is not aware of any other such business. Stockholders of record at the close of business on December 28, 2009 are entitled to vote at the Meeting.

Your Board of Directors recommends a vote “FOR” each of the above proposals.

You may access the following proxy materials on the internet at http://www.cfpproxy.com/6196: (i) the 2009 Annual Report to Stockholders and (ii) Notice of Annual Meeting/Proxy Statement. Please have handy your Stockholder Control Number.

If you would like a paper copy of the proxy materials mailed to you, you may request one:

•     by calling 800-951-2405 (please have handy your Stockholder Control Number, which is printed at the bottom of this notice), or

•     by sending an email to fulfillment@rtco.com and by inserting your Stockholder Control Number in the subject line, or

•     by making your request online at http://www.cfpproxy.com/6196 and inserting your Stockholder Control Number when prompted.

You will have the opportunity to make your request for paper copies apply to all future Stockholder meetings, which you may later revoke at any time.

You may vote by Internet, by phone, by mail or in person. If you wish to vote by Internet or by phone, you will need your Stockholder Control Number, that can be found on the bottom right hand corner of this notice. No other personal information will be required in order to vote in this manner. If you request a paper copy of these documents and the proxy card in accordance with the instructions above and wish to vote by mail, simply cast your vote on the proxy card, and sign, date and return the proxy card. You may also vote in person at the Meeting. If you wish to vote in person, you will need personal identification and, unless you are a registered holder of Common Stock, evidence of your ownership of TFS Financial Corporation Common Stock as of the close of business on the record date.

If you want to receive a paper copy of these documents, you can request one at any time. There is no charge to you for requesting a copy. Please make your request for a copy of these reports by February 16, 2010 to ensure delivery before the stockholder meeting.

Directions to the meeting are included in the Notice of the Meeting/Proxy Statement.

We ask that you cast your vote promptly. Thank you for your continued support!

Stockholder Control Number